LETTER OF INSTRUCTIONS

To My Bank or Broker:

         The undersigned acknowledges receipt of the Prospectus relating to the offering of transferable rights (the "Rights") by Atlantic Gulf Communities Corporation. This letter instructs you to either exercise or sell the Rights, as indicated below, which you hold for the account of the undersigned upon the terms and conditions set forth in the Prospectus.

(1)      BASIC SUBSCRIPTION PRIVILEGE

o        SELL         _________ Rights (which must be an integral multiple of
                      three Rights; if no number is specified, all Rights will be sold)

o        EXERCISE     _________ Rights to purchase units (the "Units"), each
                      Unit consisting of one share of Series B Preferred Stock of the Company and warrants to purchase two shares of Common Stock of the Company, at the subscription price.
                      (One Right is required for the purchase of each Unit and Rights may be exercised only in an integral multiple of three rights)

I am enclosing a check for $_________ (equal to the number of Units to be purchased times the subscription price).

(2) OVERSUBSCRIPTION PRIVILEGE (available only to those who have fully exercised their Rights in the basic subscription privilege)

o        PURCHASE     _________ Units at the subscription price, subject to
                      availability as described in the Prospectus, which must be an integral multiple of three Units

I have enclosed a check for $__________ equal to the number of Units to be purchased pursuant to the oversubscription privilege times the subscription price. I understand that if I am not allocated the full amount of Units for which I have subscribed pursuant to the oversubscription privilege above, any excess payment will be refunded to me by you.

DATED:


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